CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” “Financial Statements and Experts,” and “Financial Highlights” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Touchstone Strategic Trust and to the incorporation by reference of our report dated February 19, 2019 on the financial statements and financial highlights of Touchstone Controlled Growth with Income Fund and Touchstone Dynamic Diversified Income Fund, each a series of Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2018 in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated April 30, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated April 30, 2018, for Touchstone Strategic Trust relating to Touchstone Dynamic Diversified Income Fund and Touchstone Controlled Growth with Income Fund, incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
March 22, 2019